UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 30, 2006
SanDisk Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-26734	77-0191793

(State or other jurisdiction of		(IRS Employer
incorporation)	(Commission File No.)	Identification No.)
601 McCarthy Boulevard, Milpitas, California 95035
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 801-1000
N/A
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Merger Agreement
     On July 30, 2006, SanDisk Corporation (“SanDisk”) and msystems Ltd. (“msystems”) issued a joint press release announcing that they and Project Desert Ltd., a wholly-owned subsidiary of SanDisk (“Merger Sub”), had entered into an Agreement and Plan of Merger, dated as of July 30, 2006 (the “Merger Agreement”), pursuant to which Merger Sub would merge (the “Merger”) with and into msystems, with msystems surviving as a wholly-owned subsidiary of SanDisk.
     Subject to the terms and conditions of the Merger Agreement, which has been approved by the boards of directors of both companies, upon the completion of the Merger, each holder of msystems ordinary shares will have the right to receive, for each such msystems ordinary share, 0.76368 of a share of SanDisk common stock. Based on SanDisk’s closing Nasdaq stock price of $47.14 per share on July 28, 2006, the transaction is valued at $36.00 per msystems share. msystems’ stock options will generally convert upon completion of the Merger into stock options with respect to SanDisk common stock, after giving effect to the exchange ratio in the Merger. The convertible notes issued by Msystems Finance Inc. will become convertible into shares of SanDisk common stock, after giving effect to the exchange ratio in the Merger.
     The Merger Agreement contains customary covenants of SanDisk and msystems, including, among others, a covenant by msystems to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and consummation of the Merger and not to engage in certain kinds of transactions during such period. The board of directors of msystems has adopted a resolution recommending the requisite approval of the Merger by its shareholders, and has agreed to hold a shareholder and any necessary creditor meetings to consider and vote upon the transactions contemplated by the Merger Agreement. msystems has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or an agreement concerning or provide confidential information in connection with any proposals for alternative business combination transactions.
     Consummation of the Merger is subject to conditions, including, among others, (i) approval of the Merger by an Israeli court, (ii) receipt of certain regulatory approvals, (iii) the absence of any law or order prohibiting the closing, (iv) subject to an overall material adverse effect qualification on most representations and warranties, the accuracy of the representations and warranties of the other party at the time of execution of the Merger Agreement, and (iv) subject to an exception for any unintentional breaches, compliance in all material respects by the other party with its covenants.
     The Merger Agreement contains certain termination rights for both SanDisk and msystems and further provides that, upon termination of the Merger Agreement under specified circumstances, msystems may be required to pay SanDisk a termination fee of $74.0 million.
     The Merger Agreement contains representations and warranties of each of SanDisk and msystems . The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Investors should read the Merger Agreement together with the other information concerning SanDisk and msystems that each company publicly files in reports and statements with the Securities and Exchange Commission.

     SanDisk will file the Merger Agreement and related agreements in a subsequent Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated into this report by reference.
Voting Undertakings
     Concurrently with entering into the Merger Agreement, the directors and executive officers of msystems entered into a Voting Undertaking with SanDisk (the “Voting Undertakings”) pursuant to which they agreed to vote their shares of msystems (i) for the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Transactions”), (ii) against any action or agreement that would compete with, or materially impede, or interfere with or that would reasonably be expected to discourage the Transactions; or inhibit the timely consummation of the Transactions, and (iii) except for the Merger, against any alternative business combination transaction, or merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of the Company or its Subsidiaries not permitted pursuant to the Merger Agreement.
     Pursuant to the Voting Undertakings, the signing shareholders also agreed that if msystems terminates the Merger Agreement under certain circumstances, and such shareholders subsequently receive consideration for their msystems shares in an alternative business combination transaction, then the signing shareholders will pay to SanDisk 50% of the difference between the price they would have received in the Merger and the price they actually receive in the alternative transaction (which payment will take the same form as the consideration they receive in the alternative transaction).
Lock-Up Agreement
     Concurrently with execution of the Merger Agreement, the chief executive officer of msystems entered into a Lock-Up Agreement with SanDisk (the “Lock-Up Agreement”) pursuant to which he agreed not to sell the SanDisk shares he receives as a result of the Merger for a period ending on the earlier of two years after the completion of the Merger or the time at which each of the chief executive officer and president of SanDisk are no longer employed by SanDisk, subject to the following exceptions:(i) he may sell 35% of the aggregate SanDisk shares he receives in the Merger immediately, and (ii) he may sell an additional 30% of the aggregate SanDisk shares he receives in the Merger after one year.
Affiliate Agreements
     Concurrently with execution of the Merger Agreement, certain affiliates of msystems entered into Affiliate Agreements (the “Affiliate Agreements”) pursuant to which such affiliates agreed not to make any sale, transfer or other disposition of SanDisk securities that they receive as a result of the Merger in violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
Letter Agreement and Non-Competition Agreement with Chief Executive Officer
     Concurrently with execution of the Merger Agreement, the chief executive officer of msystems entered into an agreement with SanDisk (the “Letter Agreement”) pursuant to which he agreed to serve as a consultant to the combined companies for a period of six (6) months after the closing of the transaction, and commit 50% of his professional time to such activities. msystems’ chief executive officer will not be employed by the combined companies, nor serve on either board of directors after the closing of the transaction. . msystems’ chief executive officer also entered into a non-competition agreement pursuant to which he agreed not to compete against the combined company in any business in which msystems engaged before the closing for a period of 2 years after his employment is terminated with msystems, which will occur at the closing of the transaction.
FORWARD-LOOKING STATEMENTS
Statements contained in this report that are not historical facts, including statements regarding the consummation of the transaction, and the timing thereof, the expected benefits of the transaction, the future market for the companies’ products, future financial and operating results, plans, objectives, expectations and intentions, including plans with respect to future products and the continued support of msystems customers after the closing of the transaction, are forward-looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Many of these risks and uncertainties cannot be predicted with accuracy and some might not even be anticipated. Some of the factors that could significantly impact the forward-looking statements in this press release include the ability to obtain regulatory and other approvals of the transaction on the proposed terms and schedule; the risk that the businesses will not be integrated successfully; the risk that any synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers, the risk that msystems business may not perform as expected, risks relating to msystems prior stock option grants, risks related to IP litigation involving either party and other risks, some of which are discussed in the companies’ reports filed with the Securities and Exchange Commission under the caption Risk Factors and elsewhere. Any forward-looking statement is qualified by reference to these risks and factors. These risks and factors are not exclusive, and the companies undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release except as required by law. Additional information regarding these and other factors is contained in the companies’ SEC filings, including, without limitation, SanDisk’s Form 10-K for its fiscal year ended January 1, 2006, and its Form 10-Q for the fiscal quarter ended April 2, 2006, msystems Form 20-F for the year ended December 31, 2005 and msystems Forms 6-K. The companies’ filings are available from the Securities and Exchange Commission or may be obtained on SanDisk’s website at www.sandisk.com and msystems website at www.msystems.com, as applicable.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued July 30, 2006, issued by SanDisk Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SanDisk Corporation
Date: July 31, 2006	By:	/s/ JUDY BRUNER
		Name:	Judy Bruner
		Title:	Executive Vice President, Administration and Chief Financial Officer (on behalf of the registrant)

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued July 30, 2006, issued by SanDisk Corporation.